EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


         The following is a list of all subsidiaries of the Registrant.





               Name                                                      Jurisdiction of
                                                                         Incorporation
               -------------------------------------------------------------------------
               SBI Capital Trust                                         Delaware
               Stillwater National Bank & Trust Company                  United States
                  Stillwater National Building Corporation*              Oklahoma
                  CRK Properties, Inc.*                                  Oklahoma
                  Stillwater Properties, Inc.*                           Oklahoma
                  Cash Source, Inc.*                                     Oklahoma
                  BNS, Inc.**                                            Oklahoma
                  SWB, Inc. *                                            Oklahoma

*    Direct subsidiaries of Stillwater National Bank & Trust Company.
**   Direct subsidiary of CRK Properties, Inc.